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                                                                   EXHIBIT 23.01


                         CONSENT ON INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA Investment Management, Inc. 1999 Deferred Payout Incentive Plan for the registration of 37,935 Common Shares, of our report dated March 5, 2003, except for Notes 5 and 6, as to which the date is November 14, 2003, with respect to the consolidated financial statements and schedules of AEGON, N.V. included in its Annual Report (Form 20-F as amended) for the year ended December 31, 2002.



                                      The Hague, The Netherlands, March 17, 2004

                                      /s/ ERNST & YOUNG ACCOUNTANTS

                                          Ernst & Young Accountants